UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016 (January 20, 2016)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In January 2016, Wuhan Kingold Jewelry Company Limited (“Wuhan Kingold”), the controlled subsidiary of Kingold Jewelry, Inc. (“Kingold”), signed two Loan Agreements of Circulating Funds with the Qixia Branch of Evergrowing Bank (“Evergrowing Bank”), for loans of RMB 800 million (approximately US $122 million) in aggregate. The stated purpose for the loans is for purchasing gold and the loans bear fixed interest of 7.5% per year. The loans are secured by 5,000 kilograms of gold in aggregate and are jointly guaranteed by Mr. Zhihong Jia, the CEO of both Kingold and Wuhan Kingold. The repayment of the loans may be accelerated under certain conditions, including upon a default of principal or interest payment when due, breach of representations or warranties, certain cross-defaults, upon the occurrence of certain material events affecting the financial viability of Wuhan Kingold, and other customary conditions.

The Loan Agreement of Circulating Funds entered on January 20, 2016 provides for a loan of RMB 400 million (approximately US $61 million). The loan has a maturity date of January 19, 2018. The loan is secured by 2,500 kilograms of gold and is jointly guaranteed by Mr. Zhihong Jia.

The Loan Agreement of Circulating Funds entered on January 28, 2016 provides for a loan of RMB 400 million (approximately US $61 million). The loan has a maturity date of January 26, 2018. The loan is secured by 2,500 kilograms of gold and is jointly guaranteed by Mr. Zhihong Jia.

English translations of the Loan Agreements of Circulating Funds is filed as Exhibits 10.1 and 10.2 hereto. The foregoing summary of the Loan Agreements of Circulating Funds does not purport to be complete and is qualified in its entirety by reference to the text of such agreement, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Loan Agreement of Circulating Funds (English translation), dated January 20, 2016, between Wuhan Kingold Jewelry Company Limited and Evergrowing Bank (Qixia Branch)
10.2	Loan Agreement of Circulating Funds (English translation), dated January 28, 2016, between Wuhan Kingold Jewelry Company Limited and Evergrowing Bank (Qixia Branch)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Name: Zhihong Jia Title: Chief Executive Officer

Date: February 4, 2016